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                                                                      EXHIBIT 99


FOR FURTHER INFORMATION CONTACT:            FOR IMMEDIATE RELEASE

Mark Miller                847-607-2038
Frank ten Brink            847-607-2051
www.stericycle.com


           STERICYCLE ANNOUNCES COMPLETION OF NEW $255 MILLION SENIOR
                            SECURED CREDIT FACILITY

     Lake Forest, Illinois, October 10, 2001--Stericycle, Inc. (NASDAQ: SRCL) today announced the amendment and restatement of its secured credit facility with a group of lenders led by Bank of America N.A., Credit Suisse First Boston, UBS Warburg, LLC and Fleet National Bank.

     The new senior facility consists of an $80 million revolving credit facility, a $100 million Term A facility and a $75 million Term B facility. The revolving loan facility and the Term A facility both have a five-year term, maturing September 30, 2006 and an initial interest rate of 2.375% over LIBOR. The Term B facility has a six-year term, maturing September 30, 2007 and with an initial interest rate of 2.75% over LIBOR.

     SAFE HARBOR STATEMENT: Statements in this press release which are not strictly historical are "forward-looking." Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results. The risks and uncertainties that may affect the results of the Company's business results include: difficulties and delays with respect to the completion and integration of acquisitions; delays and diversion of attention related to compliance with permitting and regulatory authorities; difficulties and delays with respect to marketing and sales activities; general uncertainties accompanying expansion into new markets; and the matters described under the caption "Risk Factors" in the registration statement on Form S-3 filed by the Company with the United States Securities and Exchange Commission on August 29, 2001.

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